Q4 2023 SHAREHOLDER LETTER INVESTORS.SHIFT4.COM Exhibit 99.1

Non-GAAP Financial Measures and Key Performance Indicators Forward-Looking Statements We use supplemental measures of our performance which are derived from our consolidated financial information but which are not presented in our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures include: gross revenue less network fees; adjusted net income; adjusted net income per share; free cash flow; adjusted free cash flow; earnings before interest, income taxes, depreciation, and amortization (“EBITDA”); Adjusted EBITDA, Adjusted EBITDA conversion rate; and Adjusted EBITDA margin. Gross revenue less network fees represents a key performance metric that management uses to measure changes in the mix and value derived from our customer base as we continue to execute our strategy to expand our reach to serve larger, complex merchants. Adjusted net income represents net income adjusted for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations, such as acquisition, restructuring and integration costs, revaluation of contingent liabilities, non-cash impairment of intangible assets, unrealized gain on investments in securities, change in TRA liability, equity-based compensation expense, and foreign exchange and other nonrecurring items. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor results of operations. Adjusted EBITDA represents EBITDA further adjusted for certain non- cash and other nonrecurring items that management believes are not indicative of ongoing operations. These adjustments include acquisition, restructuring and integration costs, revaluation of contingent liabilities, non-cash impairment of intangible assets, unrealized gain on investments in securities, change in TRA liability, equity-based compensation expense, and foreign exchange and other nonrecurring items. Free cash flow represents net cash provided by operating activities adjusted for non-discretionary capital expenditures. This letter contains forward-looking statements. Shift4 Payments, Inc. (“we,” “our,” the “Company,” or “Shift4”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this letter, including, without limitation, statements relating to our expectations regarding new customers; acquisitions and other transactions, including of our sales partners and their residual streams, and our ability to close said transactions on the timeline we expect or at all; our market growth and projected international expansion; our plans and agreements regarding future payment processing commitments; our expectations with respect to the economy; our stock price; and anticipated financial performance, including our financial outlook for fiscal year 2024 and future periods, are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this letter. These statements involve known and unknown risks, uncertainties and other important factors Adjusted EBITDA Margin represents Adjusted EBITDA divided by gross revenue less network fees. Adjusted Free Cash Flow represents free cash flow further adjusted for certain transactions that are not indicative of future operating cash flows, including settlement activity (which represents the change in our settlement assets and liabilities), acquisition, restructuring and integration costs, the impact of timing of annual performance bonuses, other nonrecurring expenses, and nonrecurring strategic capital expenditures that are not indicative of ongoing activities. We believe Adjusted Free Cash Flow is useful to measure the funds generated in a given period that are available to invest in the business, to repurchase stock and to make strategic decisions. The Adjusted EBITDA conversion rate is calculated as Adjusted Free Cash Flow divided by Adjusted EBITDA. We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this letter. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. The non- GAAP financial measures are not meant to be that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; potential changes in the competitive landscape, including disintermediation from other participants in the payments chain; the effect of global economic, political and other conditions on trends in consumer, business and government spending; fluctuations in inflation; our ability to anticipate and respond to changing industry trends and the needs and preferences of our merchants and consumers; our reliance on third-party vendors to provide products and services; risks associated with acquisitions; our inability to protect our IT Systems and Confidential Information, as well as the IT Systems of third parties we rely on, from continually evolving cybersecurity risks, security breaches and/or other technological risks; compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, marketing, cryptocurrency, and consumer protection laws across different markets where we conduct our business; our ability to continue to expand our share of the existing payment processing markets or expand into new markets which would inhibit our ability to considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations each of EBITDA and Adjusted EBITDA, gross revenue less network fees, adjusted net income, adjusted net income per share, free cash flow and Adjusted Free Cash Flow to, in each case, its most directly comparable GAAP financial measure are presented in Appendix - Financial Information. For 2024, we are unable to provide a reconciliation of Gross revenue less network fees, Adjusted EBITDA, and Adjusted Free Cash Flow to Gross Profit, Net Income, and net cash provided by operating activities, respectively, the nearest comparable GAAP measures, without unreasonable efforts. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. In addition, key performance indicators include end-to-end payment volume, spread and margin. End-to-end payment volume is defined as the total dollar amount of payments that we deliver for settlement on behalf of our merchants. Included in end-to-end volume are dollars routed via our international payments platform and alternative payment methods, including cryptocurrency and stock donations, plus volume we route to one or more third party merchant acquirers on behalf of strategic enterprise merchant relationships. This volume does not include volume processed through our legacy gateway-only offering. Blended Spread represents the average yield Shift4 earns on the average end-to-end payment volume processed for a given period after network fees. Blended Spread is calculated as payments-based revenue less gateway revenue and network fees for a given period divided by the end-to-end payment volume processed for the same period. grow and increase our profitability; additional risks associated with our expansion into international operations, including compliance with and changes in foreign governmental policies, as well as exposure to foreign exchange rates; our ability to integrate and interoperate our services and products with a variety of operating systems, software, devices, and web browsers; our dependence, in part, on our merchant and software partner relationships and strategic partnerships with various institutions to operate and grow our business; and the significant influence over Jared Isaacman, our CEO and founder over us, including control over decisions that require the approval of stockholders. These and other important factors are described in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2023, and could cause actual results to differ materially from those indicated by the forward- looking statements made in this presentation. Any such forward-looking statements represent management’s estimates as of the date of this letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. 2

Dear Shareholders, 3 3 Jared Isaacman CEO jared@shift4.com For several reasons this quarter, I have challenged myself to keep matters simple and to the point. With that, I am reasonably pleased with our results and would summarize the 4th quarter as follows: Excellent: – Strong Q4 KPI’s. 55% YoY growth in end-to-end volume, 33% growth in Gross Profit, 35% growth in Gross Revenue less Network Fees ("GRLNF"), $19.2 million of Net Income, 44% growth in Adjusted EBITDA, $105.3 million of net cash provided by operating activities, and 33% growth in Adjusted Free Cash Flow. – Added thousands of new SkyTab customers, grew restaurant-related SaaS revenue 69% YoY, went live with our first locations in the UK & Canada as well as launched an AI powered restaurant website builder. – Landed many new hotels including a dramatically expanded relationship with a Las Vegas property and signed our first hotels in Europe and Canada. – Added big name Sports & Entertainment customers including NY Yankees, MetLife (NY Giants & Jets), LA Dodgers, LA Rams, San Diego Padres, and Cirque du Soleil – We couldn’t be happier with our M&A pipeline along with the performance of our recently closed deals in Appetize and Finaro. – Feeling well positioned for 2024 with solid guidance and reaffirming our commitment to exceed the midterm outlook. Could have been better: – GRLNF came in a bit light as enterprise deals were delayed and the timing of certain multi- billion-dollar gateway migrations. We expect that the revenue associated with these opportunities will expand in the year ahead. We can’t always control the timing of our largest enterprise opportunities, so we focused on the KPI's we can control and I am proud of our expanding Adjusted EBITDA margins and FCF generation. While I cannot comment in detail on the ongoing strategic review, I can say that our Board of Directors' formal review of alternatives is still active and ongoing. We will provide updates as soon as they are available. Please know, throughout this process, we have remained focused on running the business, executing on our game plan and ensuring the company is well positioned for the years ahead. As always, I am available should you have any questions, concerns or opportunities to discuss.

Performance Highlights
Fourth Quarter 2023

Q4

+55% YoY	+33% YoY	+35% YoY	$19.2M	$136.1M +44% YoY
Q4 END-TO-END PAYMENT VOLUME	GROSS PROFIT	GROSS REVENUE LESS NETWORK FEES[(A)]	NET INCOME	ADJUSTED EBITDA[(A)]

- End-to-end ("E2E") payment volume of $32.1 billion during Q4 2023, up 55% from Q4 2022.
- Gross revenue of $705.4 million, up 31% from Q4 2022.
- Gross profit of $184.6 million, up 33% from Q4 2022.
- Gross revenue less network fees[(A)] of $269.3 million, up 35% from Q4 2022.
- Net income for Q4 2023 was $19.2 million. Net income per class A and C share was $0.22 and $0.21 on a basic and diluted basis, respectively. Adjusted net income for Q4 2023 was $68.5 million, or $0.76 per class A and C share on a diluted basis.[(A)(B)]
- EBITDA of $85.8 million and Adjusted EBITDA of $136.1 million for Q4 2023, down (7)% and up 44% YoY, respectively. Adjusted EBITDA margin of 51% for Q4 2023.[(A)]

Q4 End-to-End Payment Volume

($BILLION)



52% CAGR
$6.1
$6.8
$13.4
$20.7
$32.1
Q4-19
Q4-20
Q4-21
Q4-22
Q4-23
Q4 2023 E2E payment volumes were
~5x
Q4 2019 levels

Gross Profit & Gross Revenue Less Network Fees[(A)]

($MILLION)



Gross Profit: 4-Year CAGR 40%
Gross Revenue Less Network Fees: 4-Year CAGR 34%
$48.6
$84.2
$47.2
$88.8
$77.7
$146.9
$138.3
$199.4
$184.6
$269.3
Q4-19
Q4-20
Q4-21
Q4-22
Q4-23

Net Income & Adjusted EBITDA[(A)]

($MILLION)



Net Income
Adjusted EBITDA
$38.5
$94.4
$20.4
$89.3
$36.8
$110.0
$46.5
$124.5
$19.2
$136.1
Q4-22
Q1-23
Q2-23
Q3-23
Q4-23

Net Cash Provided by Operating Activities & Adjusted Free Cash Flow[(A)]

($MILLION)



Net Cash Provided By Operating Activities
Adjusted Free Cash Flow
$139.5
$56.7
$79.4
$58.3
$91.9
$64.4
$111.7
$75.5
$105.3
$75.3
Q4-22
Q1-23
Q2-23
Q3-23
Q4-23

(A) See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in "Appendix - Financial Information" of this document.

(B) Adjusted net income per share for Q4 2023 is calculated using total shares of 90.1 million, which includes weighted average Class A, Class B and Class C shares of 62.3 million, 23.8 million, and 1.7 million, respectively, of which the Class B and Class C shares are exchangeable/convertible into shares of Class A common stock, and 2.3 million unvested Restricted Stock Units as of December 31, 2023, for which new Class A shares will be issued upon vesting.

SHIFT4

4

Moving up market with industry leading volume growth while improving overall unit economics Executing on Our Strategic Objectives 5 5 *Q3 2021 blended spread excludes $22.4 million of payments to merchants associated with the TSYS outage. Please refer to Note 3 of our 10-Q filed for the period ended September 30, 2021 for additional information. (1) YoY incremental Gross Profit margins defined as: year over year change in Gross Profit / year over year change in Gross Revenue less Network Fees. ave rag e m erc han t si ze Tactical Move Up Market Industry Leading E2E Volume Growth YoY Incremental Gross Profit Margins1 new option - B Driving industry leading volume growth And improved unit economics Each incremental $1 of GRLNF generated 99 cents of incremental Gross Profit (vs. 43 cents 2 years ago). Successful move upmarket

Continuing to rapidly gain market share in the food & beverage space 6 Intended Message: The rollout of SkyTab is accelerating, recent promotions are resonating with merchants who increasingly sensitive to cost• Highlight restaurants posted on Twitter/X and highlight ~5 operational sites in the UK (call this out) • NO location count updates • Provide commentary regarding consistent production, or accelerated production, something to provide confidence on our growth in USA and now UK/ Europe • Consider including some of the restaurant betas that Rohan is working in Canada? NOW IN THE UK! Restaurant Update 69% YoY Restaurant SaaS fee growth 2024 Goal: 10,000 restaurants in Europe and Canada 2024 Goal: over 30,000 SkyTab systems installed in US [ADD?]: 2024 Goal: install over 30,000 SKyTab POS systems domestically

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Headline Banner
UPLOAD IMAGE
REGENERATE SECTION
Product Ribbon
Order Online
Reservations
Gourmet
Menu
Gift Cards
Reservations
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made with love from scratch.
Gift Cards
Reservations

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SHIFT4

7

Continuing to expand market share in hospitality vertical Core - Hospitality Denotes Gateway Conversion★ Destination Residences Hawaii offers a collection of luxury residences, condos and penthouses across 17 properties in Maui, Kauai, and the Island of Hawaii. Destination Residences Hawaii Westmont Hospitality Group is one of the largest privately-held hospitality organizations in the world with over 500 properties under their management. Westmont Hospitality Group Kaiya is an intimate residential and resort community in Florida, including a farm-to-table restaurant, multiple pools, a world- class spa and state-of-the-art fitness center. Kaiya Carter Hospitality Group is a family-owned hospitality company with four luxurious hotels and resorts as well as three wineries across California, Texas and Florida. Carter Hospitality 8 8 ★ ★ • Highlight MGM properties • Carter Hospitality • + others ** still considering Sizzle video ★ Old Edwards manages three distinctly unique properties, offering luxurious accommodations and amenities in the heart of North Carolina’s Blue Ridge Mountains. Old Edwards Hospitality Group Sonnenalp brings a touch of European elegance and hospitality to the Rocky Mountains, with over a hundred rooms and suites at the base of Vail Ski Resort. Sonnenalp Vail ★★

Core - Hospitality Denotes Gateway Conversion★ Giri Hotel Management has been operating hotels in New England for more than 15 years and now manages 45 properties across three states. Giri Hotels The Beach House is an oceanfront luxury hotel in Hermosa Beach, CA, offering nearly 100 studio suites with sweeping views of the Pacific Ocean. Beach House Hermosa Beach The Lenox Collection includes three historic properties that provide a timeless Berkshires inn experience in downtown Lenox, Massachusetts. The Lenox Collection Nestled on an oceanfront bluff overlooking a breathtaking beach on California’s Central Coast, The Cliffs provides a luxurious escape with world-class accommodations, dining and spa facilities. The Cliffs Hotel and Spa 9 9 ★ Steeped in New Mexico history and tradition, Ojo Caliente is one of the country’s oldest health spas, offering rejuvenating accommodations and award-winning spa services. Ojo Caliente ★ ★ South Congress Hotel is an 83-room boutique hotel in the heart of Austin’s South Congress neighborhood, featuring three unique restaurants, a coffee + bake shop, a rooftop pool, lobby bar, and two retail shops. South Congress Hotel Located in thriving South Beach, Dream is a hip fashion-inspired boutique hotel with 107 rooms, trendy dining, and a sleek rooftop bar all situated just 50 yards from the beach. Dream South Beach Miami ★★ Continuing to expand market share in hospitality vertical

Core - Specialty Retail

Continuing to expand market share in Specialty Retail

Big Y


Big Y

Big Y manages nearly 100 grocery stores and convenience stores across Connecticut and Massachusetts.

James Allen Diamonds


JAMES ALLEN

James Allen is an online jewelry retailer based in New York, specializing in diamonds and engagement rings.

Daniel's Jewelers


Daniel's

Daniel's Jewelers has more than 100 jewelry stores in California, Arizona, Texas and Nevada as well as a robust eCommerce presence.

Howard's Appliances


HOWARDS
Appliances | TVs | Mattresses

Howard's has over a dozen appliance stores across southern California in addition to an extensive eCommerce business.

Wilson Creek Winery


WILSON CREEK

Wilson Creek is a family-owned winery in southern California's Temecula Wine Country, boasting extensive vineyards, an onsite tasting room, and a robust eCommerce business.

Ede & Ravenscroft

UK WIN!


Ede & Ravenscroft

London's oldest tailor and robe maker offers bespoke tailoring, ready to wear menswear, academic robes, legal regalia, graduation gowns and more at five retail locations and through their eCommerce website.

How do we win RETAIL?

1. Over 500+ integrations with mission critical retail software solutions
2. One-stop shop for bundled payment processing solutions
3. Partnerships with leading ISV's, including Oracle, IBM, and Microsoft

★ *Denotes Gateway Conversion*

SHIFT4

10

SIGNATURE WINS Sports & Entertainment Powering payments through POS, mobile ordering, ticketing, and more 1 1 11 Shift4 will be powering all ticketing transactions for the Rams through our integration with Ticketmaster. Shift4 will be powering commerce at Yankee Stadium for both food & beverage concessions as well as retail sales. Shift4 will be powering payments for all food and beverage concessions at NASCAR races across the country. Shift4 will process payments for concessions and mobile transactions at all events at MetLife Stadium, including New York Giants and New York Jets games. Shift4 will also be processing all ticket sales via our integration with Ticketmaster. Shift4 will be powering all ticketing transactions for the Rams through our integration with Ticketmaster. Shift4 will process payments for concessions and mobile transactions at all events at MetLife Stadium, including New York Giants and New York Jets games. Shift4 will be powering commerce at Yankee Stadium for both food & beverage concessions as well as retail sales. Shift4 has expanded our relationship with the Padres to include ticket sales via our integration with Ticketmaster.

Kia Forum Sports & Entertainment Powering payments through POS, mobile ordering, ticketing, and more 1 2 12 Shift4 has recently partnered with eight Minor League Baseball teams to provide payment processing services, including concessions and ticketing. Minor League Baseball Shift4 will power payments at the iconic Kia Forum in Los Angeles, home to a wide range of events including the biggest names in music and entertainment, award shows, and more. Shift4 will be powering payments for retail sales at Cirque du Soleil shows through our partnership with Levy. Cirque du Soleil Shift4 will be processing payments for retail sales at UFC events through our partnership with Fanatics. Ultimate Fighting Championship • replace w. kia forum OR kansas city current - have the other one as a backup • add a box for Minor League baseball and include these logos: • Greensboro Grasshoppers (F&B) South Bend Cubs (F&B) Harrisburg Senators (F&B) Stockton Ports (F&B) Delmarva Shorebirds (F&B) Sloan Park (F&B) Visalia Rawhide (ticketing via TicketReturn) Washington Wild Things (ticketing via TicketReturn) Shift4 will be processing all ticket sales for the Gators through our integration with Ticketmaster. University of Florida Gators TICKETING WIN Shift4 will be processing payments for all retail sales throughout Dodger Stadium. Los Angeles Dodgers TICKETING WIN

Under nonprofits add: Association for Autism and Neurodiversity, Cure Cancer Australia, Children's Medical Research Institute, Vision Australia, Earthlight Foundation, Bay Area Services, Hillsdale College New Verticals Update Continuing to gain momentum in new verticals 1 3 13 NON-PROFITS SEXY TECH GAMING In Europe, our relationship with online delivery platform Wolt is ramping extremely quickly. Wolt is a global leader in home delivery of essential items (food, convenience, etc.) Processing payments for Nayax, a European PSP focused on unattended retail-use-cases, including EV charging stations We entered into an agreement to process payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country.we entered into an agreement to process payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country. • in the process of rolling out SkyTab mobile devices through all of BetMGM's 24 sportsbooklocations across 9 states • SkyTab also being integrated with Passport Technology, a tech partner that enables cashless gaming experiences on the casino floor //// • Online gaming: ryvals.com (online gaming site targeting the interactive "competitive gamer" community); Prime Sports Betting (an online platform currently operating in Ohio & expanding); Jefebet (online betting platform customized exclusively for the underserved latino community); Rolling Riches (online gaming site blending social media with slot and casino-type games)

International Expansion Update Shift4 continues to move Boldly Forward towards becoming a truly global company 1 4 14 Things to touch on: – we closed on finaro. It's a much better business today. 1/3 of net revenue from existing customers, exiting 2023 at $45m+ of EBITDA, lots of card present capabilities with operation skytabs in europe – be explicit about: close collaboration, 20 months of inegration work, would have lifted Q3 organic net revenue growth to 27% – 2024 goal to add over 10,000 restaurants and hotels in Europe and Canada, including existing multi-billion GWO conversion opportunity Intended Message: The closing of Finaro facilitates our global expansion. The business looks very different than it did 20 months ago as a direct result of Shift4's influence highlight contrast vs. worldline add comment on M&A for distribution? (+ finaro charts from Luke?) 2024 GOAL & BEYOND Processing Today - Going forward, we plan to follow our strategic customer into new regions all around the world through a combination of partnerships and commercial integrations Making Headway in New Markets! In Europe, our relationship with online delivery platform Wolt is ramping extremely quickly. Wolt is a global leader in home delivery of essential items (food, convenience, etc.) Processing payments for Nayax, a European PSP focused on unattended retail-use-cases, including EV charging stations We entered into an agreement to process payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country.we entered into an agreement to process payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country. • Live restaurants & hotels in Europe and Canada • Hospitality offerings in the Caribbean • Powering payments for EV's and unattended terminals across Europe • Following strategic customer into new emerging markets in 2024 We are now processing payments for Nayax, a European PSP focused on unattended retail use cases, including parking, EV charging stations, vending, and standard retail and ecommerce. Shift4 is Now a Global Company We are also processing payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country. In Europe, we have ramped up our relationship with online delivery platform Wolt, a global leader in home delivery of essential items. We’ve partnered with TOMRA, the world leader in waste collection & sorting, to power payments for their innovative “reverse vending machines” across the Nordics. Quickly expanding our international capabilities

See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in the "Appendix - Financial Information" of this document. Introducing Full Year 2024 Guidance We are providing full year 2024 guidance across our main KPIs 1 5 15 Intended Message: Adjusted for contribution from Finaro/Appetize, we're looking at 31% YoY GRLNF growth in Q4 $741 Million +38% YoY +42% YoY $766 Million Full Year Range: $2.60 Billion to $2.63 Billion Gross Revenue $1.30 Billion +38% YoY +44% YoY $1.35 BillionGross Revenue Less Network Fees We expect a total contribution of ~$21 million in GRLNF in the fourth quarter from Legacy Finaro and Appetize(C) $358+ Million 58%+ FCF Conversion Full Year Full Year Adjusted Free Cash Flow $167 Billion +53% YoY +68% YoY $183 BillionEnd-to-End Payment Volume $741 Million +38% YoY +42% YoY $766 MillionGross Revenue $635 Million +38% YoY +47% YoY $675 MillionAdjusted EBITDA $259+ Million Adjusted Free Cash Flow TO TO TO TO 57%+ FCF Conversion FY 2024 Guidance TBU 58%+ Adj. FCF Conversion

On Track to Exceed Our Medium Term Guide We made a commitment in November of 2021 to deliver stellar results by 2024 across three KPIs - we have followed through every year since and will push to do so in the future 1 6 16 E2E VOLUME GROSS REVENUE GRLNF ($MILLION) ($MILLION) ($MILLION)

Appendix - Financial Information 17

Fourth Quarter of 2023 Condensed Consolidated Balance Sheets UNAUDITED In millions December 31, 2023 December 31, 2022 ASSETS Current assets Cash and cash equivalents $ 455.0 $ 702.5 Restricted cash 84.4 74.0 Settlement assets 321.2 — Accounts receivable, net 256.8 195.0 Inventory 3.4 4.8 Prepaid expenses and other current assets 32.5 15.4 Total current assets 1,153.3 991.7 Noncurrent assets Equipment for lease, net 123.1 80.7 Property, plant and equipment, net 28.6 22.3 Right-of-use assets 22.8 19.5 Investments in securities 62.2 47.1 Collateral held by the card networks 37.7 — Goodwill 1,111.3 735.0 Residual commission buyouts, net 229.6 303.9 Capitalized customer acquisition costs, net 51.7 36.1 Other intangible assets, net 548.8 306.8 Other noncurrent assets 18.7 10.9 Total assets $ 3,387.8 $ 2,554.0 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Settlement liabilities 315.2 — Accounts payable 204.6 166.7 Accrued expenses and other current liabilities 83.9 80.0 Deferred revenue 20.6 16.3 Bank deposits 72.3 — Current lease liabilities 7.8 5.3 Total current liabilities 704.4 268.3 Noncurrent liabilities Long-term debt 1,750.2 $ 1,741.9 Deferred tax liability 28.7 18.6 Noncurrent lease liabilities 18.8 18.1 Other noncurrent liabilities 17.3 26.5 Total liabilities 2,519.4 2,073.4 Stockholder's equity Additional paid-in-capital 985.9 702.6 Accumulated other comprehensive income 14.1 8.3 Retained deficit (346.7) (363.6) Total stockholders' equity attributable to Shift4 Payments, Inc. 653.3 347.3 Noncontrolling interests 215.1 133.3 Total stockholders' equity 868.4 480.6 Total liabilities and stockholders' equity $ 3,387.8 $ 2,554.0 1 8 18

Fourth Quarter of 2023

Condensed Consolidated Statements of Operations

UNAUDITED
In millions, except share and per share data

	Three Months Ended		Twelve Months Ended	
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Gross revenue	$ 705.4	$ 537.7	$ 2,564.8	$ 1,993.6
Cost of sales (exclusive of certain depreciation and amortization expense shown separately below)	(510.2)	(393.6)	(1,877.0)	(1,523.4)
General and administrative expenses	(85.2)	(68.6)	(329.3)	(267.4)
Revaluation of contingent liabilities	(1.6)	(0.6)	(23.1)	36.6
Depreciation and amortization expense (A)	(42.6)	(33.6)	(153.8)	(96.5)
Impairment of intangible assets	(18.6)	—	(18.6)	—
Professional expenses	(15.9)	(7.6)	(33.1)	(33.3)
Advertising and marketing expenses	(3.9)	(3.7)	(15.1)	(14.9)
Income from operations	**27.4**	**30.0**	**114.8**	**94.7**
Interest income	5.9	5.9	31.9	10.8
Other (expense) income, net	(3.6)	0.2	(3.9)	0.5
Unrealized gain on investments in securities	0.7	15.1	12.2	15.1
Change in TRA liability	(0.6)	(0.6)	(3.4)	(1.7)
Interest expense	(8.0)	(7.9)	(32.1)	(32.5)
Income before income taxes	**21.8**	**42.7**	**119.5**	**86.9**
Income tax (expense) benefit	(2.6)	(4.2)	3.4	(0.2)
Net income	**19.2**	**38.5**	**122.9**	**86.7**
Less: Net income attributable to noncontrolling interests	5.5	9.3	36.7	11.6
Net income attributable to Shift4 Payments, Inc.	**$ 13.7**	**$ 29.2**	**$ 86.2**	**$ 75.1**
Basic net income per share				
Class A net income per share - basic	$ 0.22	$ 0.51	$ 1.45	$ 1.34
Class A weighted average common stock outstanding - basic	62,204,533	53,784,793	57,738,871	52,303,968
Class C net income per share - basic	$ 0.22	$ 0.51	$ 1.45	$ 1.34
Class C weighted average common stock outstanding - basic	1,713,536	3,257,190	1,942,054	3,864,579
Diluted net income per share				
Class A net income per share - diluted	$ 0.21	$ 0.46	$ 1.43	$ 1.05
Class A weighted average common stock outstanding - diluted	63,054,307	80,161,962	59,048,350	78,903,737
Class C net income per share - diluted	$ 0.21	$ 0.46	$ 1.43	$ 1.05
Class C weighted average common stock outstanding - diluted	1,713,536	3,257,190	1,942,054	3,864,579

(A) Depreciation and amortization expense includes depreciation of equipment under lease of $10.6 million and $35.3 million for the three and twelve months ended December 31, 2023, respectively, and $5.8 million and $28.4 million for the three and twelve months ended December 31, 2022, respectively.

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Fourth Quarter of 2023

Condensed Consolidated Statements of Cash Flows

UNAUDITED
In millions

	Three Months Ended		Twelve Months Ended	
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
OPERATING ACTIVITIES				
Net income	$ **19.2**	$ **38.5**	$ **122.9**	$ **86.7**
Adjustments to reconcile net income to net cash provided by operating activities				
Depreciation and amortization	61.9	47.5	214.6	149.1
Equity-based compensation expense	11.0	11.2	57.4	49.6
Revaluation of contingent liabilities	1.6	0.6	23.1	(36.6)
Impairment of intangible assets	18.6	—	18.6	—
Unrealized gain on investments in securities	(0.7)	(15.1)	(12.2)	(15.1)
Change in TRA liability	0.6	0.6	3.4	1.7
Amortization of capitalized financing costs	2.1	2.1	8.3	8.1
Provision for bad debts	1.8	4.2	9.2	10.0
Deferred income taxes	0.5	2.3	(8.1)	(2.1)
Unrealized foreign exchange losses	2.5	—	2.5	—
Other noncash items	—	—	1.5	0.9
Settlement activity, net	42.3	—	42.3	—
Payments on contingent liabilities in excess of initial fair value	(15.0)	—	(17.8)	—
Change in other operating assets and liabilities	(41.1)	47.6	(77.4)	23.1
Net cash provided by operating activities	**105.3**	**139.5**	**388.3**	**275.4**
INVESTING ACTIVITIES				
Acquisitions, net of cash acquired	(133.4)	(0.1)	(169.7)	(135.3)
Acquisition of equipment to be leased	(15.1)	(14.2)	(77.8)	(53.8)
Capitalized software development costs	(14.8)	(11.0)	(44.1)	(42.7)
Acquisition of property, plant and equipment	(2.4)	(1.2)	(13.7)	(8.0)
Residual commission buyouts	—	(7.3)	(9.5)	(275.5)
Purchase of intangible assets	—	—	(2.0)	—
Proceeds from sale of investments in securities	14.9	—	14.9	—
Investments in securities	—	—	—	(1.5)
Net cash used in investing activities	**(150.8)**	**(33.8)**	**(301.9)**	**(516.8)**
FINANCING ACTIVITIES				
Repurchases of Class A common stock	(8.6)	—	(105.4)	(185.9)
Payments for withholding tax related to vesting of restricted stock units	(7.4)	(2.5)	(27.9)	(23.1)
Payments on contingent liabilities	(10.5)	(0.7)	(14.8)	(0.7)
Distributions to noncontrolling interests	(0.2)	—	(2.9)	—
Net change in bank deposits	(1.2)	—	(1.2)	—
Deferred financing costs	—	—	—	(4.9)
Net cash used in financing activities	**(27.9)**	**(3.2)**	**(152.2)**	**(214.6)**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	11.9	1.3	11.1	1.0
Change in cash and cash equivalents and restricted cash	**(61.5)**	**103.8**	**(54.7)**	**(455.0)**
Cash and cash equivalents and restricted cash, beginning of period	783.3	672.7	776.5	1,231.5
Cash and cash equivalents and restricted cash, end of period (A)	$ **721.8**	$ **776.5**	$ **721.8**	$ **776.5**

(A) The ending balance as of December 31, 2023 includes $182.4 million of settlement-related cash included within Settlement assets on the Consolidated Balance Sheet.

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Fourth Quarter of 2023

Reconciliations of Gross Revenue to Gross Profit and Gross Profit to Gross Revenue Less Network Fees

UNAUDITED
In millions

	Three Months Ended		Twelve Months Ended	
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Payments-based revenue	$ 648.0	$ 502.7	$ 2,386.0	$ 1,857.1
Subscription and other revenues	57.4	35.0	178.8	136.5
GROSS REVENUE	**705.4**	**537.7**	**2,564.8**	**1,993.6**
Less: Network fees	(436.1)	(338.3)	(1,624.4)	(1,266.1)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(74.1)	(55.3)	(252.6)	(257.3)
	195.2	144.1	687.8	470.2
Less: Depreciation of equipment under lease	(10.6)	(5.8)	(35.3)	(28.4)
GROSS PROFIT	**$ 184.6**	**$ 138.3**	**$ 652.5**	**$ 441.8**
GROSS PROFIT	**$ 184.6**	**$ 138.3**	**$ 652.5**	**$ 441.8**
Add back: Other costs of sales	74.1	55.3	252.6	257.3
Add back: Depreciation of equipment under lease	10.6	5.8	35.3	28.4
GROSS REVENUE LESS NETWORK FEES	**$ 269.3**	**$ 199.4**	**$ 940.4**	**$ 727.5**

	Q4 2019	Q4 2020	Q4 2021	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Payments-based revenue	$ 178.2	$ 189.8	$ 370.4	$ 502.7	$ 511.0	$ 600.1	$ 626.9	$ 648.0
Subscription and other revenues	23.9	21.1	29.0	35.0	36.0	36.9	48.5	57.4
GROSS REVENUE	**202.1**	**210.9**	**399.4**	**537.7**	**547.0**	**637.0**	**675.4**	**705.4**
Less: Network fees	(117.9)	(122.1)	(253.4)	(338.3)	(347.0)	(408.9)	(432.4)	(436.1)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(35.6)	(37.5)	(61.9)	(55.3)	(54.6)	(61.2)	(62.7)	(74.1)
	48.6	51.3	84.1	144.1	145.4	166.9	180.3	195.2
Less: Depreciation of equipment under lease	—	(4.1)	(6.4)	(5.8)	(7.2)	(8.2)	(9.3)	(10.6)
GROSS PROFIT	**$ 48.6**	**$ 47.2**	**$ 77.7**	**$ 138.3**	**$ 138.2**	**$ 158.7**	**$ 171.0**	**$ 184.6**
GROSS PROFIT	**$ 48.6**	**$ 47.2**	**$ 77.7**	**$ 138.3**	**$ 138.2**	**$ 158.7**	**$ 171.0**	**$ 184.6**
Add back: Other costs of sales	35.6	37.5	61.9	55.3	54.6	61.2	62.7	74.1
Add back: Depreciation of equipment under lease	—	4.1	6.4	5.8	7.2	8.2	9.3	10.6
Add back: TSYS outage payments	—	—	0.9	—	—	—	—	—
GROSS REVENUE LESS NETWORK FEES	**$ 84.2**	**$ 88.8**	**$ 146.9**	**$ 199.4**	**$ 200.0**	**$ 228.1**	**$ 243.0**	**$ 269.3**

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Fourth Quarter of 2023

Reconciliations of Net Income to Non-GAAP Adjusted EBITDA and Net Income to Non-GAAP Adjusted Net Income

UNAUDITED
In millions, except share and per share data

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
NET INCOME	**$ 38.5**	**$ 20.4**	**$ 36.8**	**$ 46.5**	**$ 19.2**
Interest expense	7.9	8.1	8.0	8.0	8.0
Interest income	(5.9)	(7.6)	(8.8)	(9.6)	(5.9)
Income tax expense (benefit)	4.2	(3.6)	(3.3)	0.9	2.6
Depreciation and amortization expense	47.5	47.6	50.0	55.1	61.9
EBITDA	**$ 92.2**	**$ 64.9**	**$ 82.7**	**$ 100.9**	**$ 85.8**
Acquisition, restructuring and integration costs	4.7	4.3	5.8	3.2	15.0
Revaluation of contingent liabilities	0.6	7.0	5.6	8.9	1.6
Impairment of intangible assets	—	—	—	—	18.6
Unrealized gain on investments in securities	(15.1)	(8.9)	—	(2.6)	(0.7)
Change in TRA liability	0.6	0.5	0.8	1.5	0.6
Equity-based compensation expense	11.3	21.2	13.7	12.6	11.6
Foreign exchange and other nonrecurring items	0.1	0.3	1.4	—	3.6
ADJUSTED EBITDA	**$ 94.4**	**$ 89.3**	**$ 110.0**	**$ 124.5**	**$ 136.1**
ADJUSTED EBITDA	$ 94.4	$ 89.3	$ 110.0	$ 124.5	$ 136.1
GROSS REVENUE LESS NETWORK FEES	$ 199.4	$ 200.0	$ 228.1	$ 243.0	$ 269.3
ADJUSTED EBITDA MARGIN (A)	47 %	45 %	48 %	51 %	51 %
NET INCOME	$ 38.5	$ 20.4	$ 36.8	$ 46.5	$ 19.2
GROSS PROFIT	$ 138.3	$ 138.2	$ 158.7	$ 171.0	$ 184.6
NET INCOME DIVIDED BY GROSS PROFIT (B)	28 %	15 %	23 %	27 %	10 %

(A) Represents Adjusted EBITDA divided by gross revenue less network fees.

(B) Represents a margin calculated using the nearest comparable GAAP figures to Adjusted EBITDA and Gross revenue less network fees. The Company does not utilize this margin to assess the performance of its business.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
NET INCOME (A)	**$ 38.5**	**$ 20.4**	**$ 36.8**	**$ 46.5**	**$ 19.2**
ADJUSTMENTS:					
Acquisition, restructuring and integration costs	4.7	4.3	5.8	3.2	15.0
Revaluation of contingent liabilities	0.6	7.0	5.6	8.9	1.6
Impairment of intangible assets	—	—	—	—	18.6
Unrealized gain on investments in securities	(15.1)	(8.9)	—	(2.6)	(0.7)
Change in TRA liability	0.6	0.5	0.8	1.5	0.6
Equity-based compensation expense	11.3	21.2	13.7	12.6	11.6
Foreign exchange and other nonrecurring items	0.1	0.3	1.4	—	3.6
Tax impact of adjustments	(0.2)	(0.4)	(0.7)	(0.6)	(1.0)
ADJUSTED NET INCOME (A)	**$ 40.5**	**$ 44.4**	**$ 63.4**	**$ 69.5**	**$ 68.5**

RECONCILIATION OF NET INCOME PER DILUTED SHARE TO ADJUSTED NET INCOME PER SHARE

	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
NET INCOME PER DILUTED SHARE (A)	$ 0.46	$ 0.24	$ 0.42	$ 0.55	$ 0.21
ADJUSTMENTS, NET OF TAX:					
Acquisition, restructuring and integration costs	0.03	0.05	0.07	0.04	0.16
Revaluation of contingent liabilities	0.01	0.08	0.07	0.10	0.02
Impairment of intangible assets	—	—	—	—	0.21
Unrealized gain on investments in securities	(0.11)	(0.10)	—	(0.03)	(0.01)
Change in TRA liability	—	0.01	0.01	0.02	0.01
Equity-based compensation expense	0.08	0.23	0.15	0.14	0.12
Foreign exchange and other nonrecurring items	—	—	0.02	—	0.04
ADJUSTED NET INCOME PER SHARE (B)	**$ 0.47**	**$ 0.51**	**$ 0.74**	**$ 0.82**	**$ 0.76**

(A) Net income per diluted share for Q4 2023 is calculated using weighted average fully diluted shares of 64.8 million using the Treasury Stock Method in accordance with U.S. GAAP.
(B) Adjusted net income per share for Q4 2023 is calculated using total shares of 90.1 million, which includes weighted average Class A, Class B and Class C shares of 62.3 million, 23.8 million, and 1.7 million, respectively, of which the Class B and Class C shares are exchangeable/convertible into shares of Class A common stock, and 2.3 million unvested Restricted Stock Units as of December 31, 2023, for which new Class A shares will be issued upon vesting.

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Fourth Quarter of 2023

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

UNAUDITED
In millions, except share and per share data

	Three Months Ended				
	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
NET CASH PROVIDED BY OPERATING ACTIVITIES	$ **139.5**	$ **79.4**	$ **91.9**	$ **111.7**	$ **105.3**
Capital expenditures (A)	(26.4)	(28.1)	(32.9)	(42.3)	(32.3)
FREE CASH FLOW	**113.1**	**51.3**	**59.0**	**69.4**	**73.0**
ADJUSTMENTS:					
Settlement activity, net (B)	(76.5)	1.7	—	—	(42.3)
Payments on contingent liabilities in excess of initial fair value (C)	—	—	—	2.8	15.0
Acquisition, restructuring and integration costs	11.3	4.8	5.8	2.7	14.7
Bonus timing, nonrecurring strategic capital expenditures, and other (D)	8.8	0.5	(0.4)	0.6	14.9
ADJUSTED FREE CASH FLOW	$ **56.7**	$ **58.3**	$ **64.4**	$ **75.5**	$ **75.3**

(A) Capital expenditures include acquired equipment to be leased, capitalized software development costs and acquired property, plant and equipment.

(B) U.S. settlement activity historically reflected changes in our accounts receivable balances which were typically relieved shortly after quarter-end. Balances fluctuated based on volume and calendar timing. In December 2022, we received all funds held in its sponsor bank merchant settlement account that were previously deposited to cover the net settlement overdraft. In April 2023, we finalized and amended the agreement with our sponsor bank. In accordance with the executed agreement, we will have certain ongoing restrictions tied to our settlement activity. Beginning in Q4 2023, amounts represent the fluctuation in the cash portion of Settlement assets related to our international business.

(C) Payments on contingent liabilities in excess of the fair value estimated upon acquisition are classified as operating activities in the Statements of Cash Flows. Given these amounts are directly related to acquisitions, we have excluded them from the calculation of Adjusted Free Cash Flow.

(D) For the three months ended December 31, 2023, adjustments primarily consisted of $9.4 million of adjustments for bonus timing and other nonrecurring items, $3.8 million related to cash paid toward the upgrade of our internal IT systems, and $1.7 million of spend associated with consolidating and upgrading our facilities and expanding our presence in several markets.

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Fourth Quarter of 2023

Reconciliation of Shares

UNAUDITED

	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
BEGINNING BALANCE					
Class A Shares	53,006,376	54,153,218	56,770,614	56,467,133	56,544,839
Class B Shares	25,829,016	25,829,016	24,162,351	23,831,883	23,831,883
Class C Shares	3,626,749	2,889,811	2,090,706	1,759,273	1,759,273
TOTAL SHARES OUTSTANDING - BEGINNING	**82,462,141**	**82,872,045**	**83,023,671**	**82,058,289**	**82,135,995**
ACTIVITY					
Shares Issued / Restricted Stock Units ("RSUs") Vested	409,904	151,626	549,618	77,706	4,203,285
Class B Shares Converted	—	1,666,665	330,468	—	—
Class C Shares Converted	736,938	799,105	331,433	—	64,358
TOTAL CLASS A SHARES ISSUED	**1,146,842**	**2,617,396**	**1,211,519**	**77,706**	**4,267,643**
CLASS A SHARES REPURCHASED AND RETIRED DURING THE QUARTER	—	—	(1,515,000)	—	(148,311)
ENDING BALANCE					
Class A Shares	54,153,218	56,770,614	56,467,133	56,544,839	60,664,171
Class B Shares	25,829,016	24,162,351	23,831,883	23,831,883	23,831,883
Class C Shares	2,889,811	2,090,706	1,759,273	1,759,273	1,694,915
TOTAL SHARES OUTSTANDING - ENDING	**82,872,045**	**83,023,671**	**82,058,289**	**82,135,995**	**86,190,969**
Committed but Unissued Shares - Finaro Acquisition (A)	—	—	—	—	3,723,809
Unvested RSUs - One-time awards issued at IPO	384,225	384,225	—	—	—
Unvested RSUs - Acquisition-related awards	157,641	153,248	158,825	158,825	31,296
Unvested RSUs - Ongoing compensation	807,715	1,313,752	1,337,581	1,178,177	1,002,254
Unvested RSUs - One-time discretionary awards (B)	1,115,774	1,535,496	1,397,637	1,356,976	1,311,660
Contribution from Founder (B)	(557,887)	(767,748)	(698,819)	(678,488)	(655,830)
FULLY DILUTED SHARES OUTSTANDING	**84,779,513**	**85,642,644**	**84,253,513**	**84,151,485**	**91,604,158**

EQUITY-BASED COMPENSATION EXPENSE INCURRED ON:	**Twelve Months Ended 12/31/22**	**Twelve Months Ended 3/31/23**	**Twelve Months Ended 6/30/23**	**Twelve Months Ended 9/30/23**	**Twelve Months Ended 12/31/23**
One-time awards issued at IPO	$ 11.1	$ 11.0	$ 10.0	$ 6.6	$ 4.4
Acquisition-related awards	5.7	3.9	4.3	4.9	4.1
Ongoing compensation	22.6	27.9	32.5	34.9	37.7
One-time discretionary awards	11.0	11.7	11.7	12.4	12.9
TOTAL EQUITY-BASED COMPENSATION EXPENSE	**$ 50.4**	**$ 54.5**	**$ 58.5**	**$ 58.8**	**$ 59.1**

(A) Represents shares to be issued in connection with the Finaro transaction.
(B) In Q4 2021, the Company implemented a one-time discretionary equity award program for non-management employees. The Company's Founder and CEO, Jared Isaacman, will fund half of this program through a contribution of the Founder's Class B and/or Class C shares.

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